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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-79775, 333-86320 and 333-95997) of Lithium Technology Corporation of our report dated December 20, 2002 relating to the consolidated financial statements of GAIA Holding B.V. and its subsidiaries (a development stage enterprise) as of December 31, 2001 and for the two years then ended, which appears in this Current Report on Form 8 K/A, of Lithium Technology Corporation.


/s/ PricewaterhouseCoopers Accountants N.V.


PricewaterhouseCoopers Accountants N.V.
The Hague, The Netherlands
December 20, 2002